As filed with the Securities and Exchange Commission on August 5, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Cigna Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	82-4991898 (IRS Employer Identification No.)

900 Cottage Grove Road

Bloomfield, Connecticut 06002

(Address of Principal Executive Offices)  (Zip Code)

Cigna Long-Term Incentive Plan
(Amended and Restated Effective as of April 28, 2021)

 (Full title of the plan)

Nicole S. Jones

Executive Vice President and General Counsel

Cigna Corporation

900 Cottage Grove Road

Bloomfield, Connecticut 06002

(860) 226-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	1,475,000	$229.215	$338,092,125	$36,886

(1)	Represents 1,475,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), being registered pursuant to the Cigna Long-Term Incentive Plan, which was amended and restated effective as of April 28, 2021 (as amended, the “Incentive Plan”). Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock issuable under the Incentive Plan in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction.

(2) Estimated solely for purposes of calculating the registration fee and are based on the average of the high and low prices of Common Stock on the New York Stock Exchange on July 30, 2021, in accordance with Rule 457(c) and Rule 457(h) under the Securities Act.

PART I

Information Required in the Section 10(a) Prospectus

The information specified in Part I of Form S-8 has been omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and pursuant to the Note to Part I of Form S-8. The documents containing the information specified in this Part I will be delivered to the participants in the Incentive Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Certain Documents by Reference

The following documents filed by Cigna Corporation (the “Registrant”) with the Commission are incorporated by reference into this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed February 25, 2021;
(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2021, filed May 7, 2021, and June 30, 2021, filed August 5, 2021;
(c)	the Registrant’s Current Reports on Form 8-K filed on January 12, 2021, March 3, 2021 (solely with respect to Items 1.01, 2.03, 8.01 and 9.01), April 30, 2021, May 3, 2021 and July 30, 2021, and the Registrant’s Current Report on Form 8-K/A filed on May 3, 2021; and

(d)	the description of the Registrant’s Common Stock contained in Exhibit 4.8 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed February 25, 2021, and any amendment or report filed for the purpose of updating such description.

In addition, all reports or other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such reports and documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission (including pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K) shall not be deemed incorporated by reference into this Registration Statement, unless expressly stated otherwise therein.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

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Item 5. Interests of Named Experts and Counsel

The validity of the issuance of the shares of Common Stock will be passed on for the Registrant by Jill Stadelman, Assistant Secretary and Managing Counsel. Ms. Stadelman owns shares of the Registrant’s Common Stock and is eligible to receive awards under the Incentive Plan.

Item 6. Indemnification of Directors and Officers

The Registrant is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware (“DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The Registrant’s amended and restated certificate of incorporation provides that its directors and officers will be indemnified by the Registrant to the fullest extent authorized by Delaware law as it now exists or may in the future be amended, against all expenses, liabilities and losses incurred in connection with their service as a director or officer on behalf of the corporation.

As permitted by Section 102(b)(7) of the DGCL, the amended and restated certificate of incorporation of the Registrant provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the DGCL, as the same exists or may hereafter be amended to further limit or eliminate such liability.

Item 7. Exemption from Registration Claimed

Not applicable.

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Item 8. Exhibits

Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant as last amended December 20, 2018 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on December 20, 2018)
4.2	Amended and Restated By-Laws of the Registrant as last amended February 26, 2020 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on February 27, 2020)
4.3	Cigna Long-Term Incentive Plan, as amended and restated effective as of April 28, 2021 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed May 3, 2021)
5.1	Opinion of Jill Stadelman (filed herewith)
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith)
23.2	Consent of Jill Stadelman (included in Exhibit 5.1)
24.1	Power of Attorney (contained on signature page)

Item 9. Undertakings

(a)    The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield, State of Connecticut, on August 5, 2021.

CIGNA CORPORATION

By:	/s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President and
General Counsel

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, officers and/or directors of Cigna Corporation, a Delaware corporation (the “Company”), hereby makes, designates, constitutes and appoints NICOLE S. JONES and JULIA BRNCIC and each of them (with full power to act without the other), as the undersigned’s true and lawful attorneys-in-fact and agents, with full power and authority to act in any and all capacities for and in the name, place and stead of the undersigned in connection with the filing with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of this Registration Statement, with all exhibits thereto, and all other documents in connection therewith, and all amendments (including post-effective amendments) thereto.

Such attorneys-in-fact and agents, and each of them, are also hereby granted full power and authority, on behalf of and in the name, place and stead of the undersigned, to execute and deliver all such registration statements, registrations, amendments, exhibits, qualifications and notifications, and to execute and deliver any and all such other documents, and to take further action as they, or any of them, deem appropriate. The powers and authorities granted herein to such attorneys-in-fact and agents, and each of them, also include the full right, power and authority to effect necessary or appropriate substitutions or revocations. The undersigned hereby ratifies, confirms, and adopts, as his or her own act and deed, all action lawfully taken by such attorneys-in-fact and agents, or any of them, or by their respective substitutes, pursuant to the powers and authorities herein granted.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of August 5, 2021.

Signature	Title
/s/ David M. Cordani	Chief Executive Officer, President and Director (Principal Executive Officer)
David M. Cordani
/s/Brian C. Evanko	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Brian C. Evanko
/s/ Mary T. Agoglia Hoeltzel	Senior Vice President, Tax and Chief Accounting Officer (Principal Accounting Officer)
Mary T. Agoglia Hoeltzel

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/s/ Isaiah Harris, Jr.	Chairman of the Board
Isaiah Harris, Jr.
/s/ William J. DeLaney	Director
William J. DeLaney
/s/ Eric J. Foss	Director
Eric J. Foss
/s/ Elder Granger, M.D.	Director
Elder Granger, M.D.
/s/ George Kurian	Director
George Kurian
/s/ Kathleen M. Mazzarella	Director
Kathleen M. Mazzarella
/s/ Mark McClellan, M.D.	Director
Mark McClellan, M.D.
/s/ John M. Partridge	Director
John M. Partridge
/s/ Kimberly A. Ross	Director
Kimberly A. Ross
/s/ Eric C. Wiseman	Director
Eric C. Wiseman
/s/ Donna F. Zarcone	Director
Donna F. Zarcone